SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  October 13, 1997
                                                     -----------------

                      Commission File Number 33-43508
                                             --------


                      NORTH ATLANTIC ENERGY CORPORATION
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                      06-1339460
               -------------                      ----------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


      1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE         03105
     ------------------------------------------------------------------
       (Address of principal executive officers)      (Zip Code)


                             (603) 669-4000
                             --------------
           (Registrant's telephone number, including area code)

                             Not Applicable
                             --------------
     (Former name or former address, if changed since last report)

Item 5. Other Events

1.  New Hampshire Rate Matters

     On October 13, 1997, the New Hampshire Public Utilities Commission (NHPUC) orally ordered a temporary rate reduction for Public Service Company of New Hampshire (PSNH), a wholly owned subsidiary of Northeast Utilities
(NU), at a revenue level 6.43 percent lower than current rates. The temporary rates will be effective December 1, 1997. The NHPUC also set an interim return on equity of 11 percent. A final decision in PSNH's permanent rate proceeding is not expected to be issued until mid-1998.

     All or a portion of this reduction may be offset or eliminated by an increase to rates through the Fuel and Purchased Power Adjustment Clause due to take effect December 1, 1997.

     For more information regarding this matter, see NU's Current Reports on Form 8-K dated March 19, 1997, June 26, 1997, September 2, 1997, Quarterly Reports on Form 10-Q for the quarters ending March 31, 1997 and June 30, 1997 and "Item 1. Business-Rates-New Hampshire Retail Rates" in NU's 1996 Form 10-K.




                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                          NORTH ATLANTIC ENERGY CORPORATION
                          ---------------------------------
                                     Registrant




Date  October 31, 1997         By /s/John B. Keane
     -------------------          -------------------------------------
                                   John B. Keane
                                   Vice President and Treasurer